Exhibit 10.01

AMENDMENT TO CHANGE OF CONTROL
SEVERANCE AGREEMENT

This AMENDMENT, dated as of January 17, 2017 (“Amendment”), amends that certain CHANGE OF CONTROL SEVERANCE AGREEMENT dated as of [___________] (the “Agreement”), by and between Valero Energy Corporation, a Delaware corporation (the “Company”), and [_________] (the “Executive”).

WHEREAS, the Company and the Executive wish to amend Section 9 of the Agreement to add a new subsection 9(b) as stated below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

Section I.    Amendment of Section 9 of the Agreement.

Section 9 of the Agreement is hereby amended in its entirety by replacing and superseding the former terms of Section 9 with the terms provided below, as follows:

Section 9.    Confidential Information. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or the Affiliated Companies, and their respective businesses, which information, knowledge or data shall have been obtained by the Executive during the Executive’s employment by the Company or the Affiliated Companies and which information, knowledge or data shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those persons designated by the Company. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

(b)    Notwithstanding the foregoing, nothing in this Agreement shall be construed to prohibit or impede the Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the U.S. Equal Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, Congress and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. This Agreement does not limit the Executive’s ability to communicate with any government agencies or entities or participate in any investigation or proceeding that may be conducted by any such government agency or entity, including providing documents or other information or disclosures, without the prior authorization of or the need to provide any notice to the Company. In addition, this Agreement does not limit the Executive’s right to receive an award for information provided to any government agencies or entities. Further, the Executive acknowledges that the Executive has been advised that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

Section II.    Miscellaneous.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

_____________________________
[name of Executive]

VALERO ENERGY CORPORATION

by: /s/ Joseph W. Gorder
name: Joseph W. Gorder
title: President and Chief Executive Officer